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                                                                  EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Union Pacific Resources Group Inc. on Form S-3 of our report dated January 26, 1998, appearing in the annual report on Form 10-K of Union Pacific Resources Group Inc. for the year ended December 31, 1997, which is incorporated by reference in this Registration Statement.


Deloitte & Touche LLP
Fort Worth, Texas

May 13, 1998